                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant / /

Filed by a party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                                Answerthink, Inc.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Answerthink, Inc
      --------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:
                      ----------------------------------------------------------



/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    3) Filing Party:

    ----------------------------------------------------------------------------

    4) Date Filed:

    ----------------------------------------------------------------------------

                                ANSWERTHINK, INC.
                       1001 BRICKELL BAY DRIVE, SUITE 3000
                              MIAMI, FLORIDA 33131


                                                                   April 8, 2002


Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Answerthink, Inc. (the "Company") to be held on Wednesday, May 8, 2002 at 11:00 a.m. (local time) at The Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida.

      At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of two directors to the Company's Board of Directors; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending January 3, 2003; and (iii) any other business as may properly come before the meeting.

      The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

      Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2002 Annual Meeting. Accordingly, please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone or by Internet as instructed on the proxy card as soon as possible.

      We look forward to receiving your vote and seeing you at the meeting.


                                           Sincerely,



                                           /s/ Ted A. Fernandez
                                           -------------------------------
                                           Ted A. Fernandez
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The date of this Proxy Statement is April 8, 2002, and it is first being mailed to shareholders on or about April 8, 2002.

                                ANSWERTHINK, INC.
                       1001 BRICKELL BAY DRIVE, SUITE 3000
                              MIAMI, FLORIDA 33131


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 8, 2002


      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of Answerthink, Inc. (the "Company") will be held on Wednesday, May 8, 2002 at 11:00 a.m. (local time) at The Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida for the following purposes:

      1.    To elect two directors to the Board of Directors;

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending January 3, 2003; and

      3. To consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

      The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of the Company's shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for a period of ten days before the Annual Meeting at the Company's offices. All shareholders are cordially invited to attend the Annual Meeting.


                                             By Order of the Board of Directors



                                             /s/ Frank A. Zomerfeld
                                             ---------------------------------
                                             Frank A. Zomerfeld
                                             SECRETARY


                                             Miami, Florida
                                             April 8, 2002








      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET AS INSTRUCTED ON THE PROXY CARD. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY, FRANK A. ZOMERFELD, A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, YOU MAY ALSO REVOKE IT BY SUBMITTING A NEW PROXY USING THE SAME PROCEDURES AT A LATER DATE. THE TELEPHONE AND INTERNET VOTING FACILITIES FOR SHAREHOLDERS OF RECORD WILL CLOSE AT 12:01 A.M. (E.D.T.) ON THE MORNING OF THE MEETING.

                                ANSWERTHINK, INC.
                       1001 BRICKELL BAY DRIVE, SUITE 3000
                              MIAMI, FLORIDA 33131

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 8, 2002

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished, on or about April 8, 2002, to the shareholders of Answerthink, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 8, 2002 at 11:00 a.m. (local time) at The Hotel Inter-Continental Miami, 100 Chopin Plaza, Miami, Florida, and any postponement or adjournment thereof.

      If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon.

EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

      O "FOR" PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS; AND

      O "FOR" PROPOSAL 2 TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

      If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

      Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

      The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      The securities that may be voted at the Annual Meeting consist of shares of common stock, par value $.001 per share ("Common Stock"), of the Company. Each outstanding share of Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. The close of business on March 15, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of shareholders entitled to vote at the Annual Meeting. On the Record Date, 46,839,761 shares of Common Stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

      Assuming the presence of a quorum at the Annual Meeting, a plurality of the votes present in person or represented by proxy and entitled to vote is required for election of the directors and a majority of the votes present in person or represented by proxy and entitled to vote is required to ratify the appointment of

PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending January 3, 2003. Unless otherwise required by law, the Company's current Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the Company's Amended and Restated Bylaws (the "Bylaws"), any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

      Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote "against" Proposal 2. Abstentions on Proposal 1 will not have any effect on the approval of Proposal 1. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming the presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

      The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.


                              -------------------
          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.
                              -------------------

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

GENERAL

      The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors. The Company's Bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of seven directorships. The directors are divided into three classes, with each class serving for a staggered three-year term. Class I, whose term expires in 2004, consists of Ted A. Fernandez and Alan T.G. Wix; Class II, whose term expires in 2003, consists of Robert J. Bahash, David N. Dungan and Allan R. Frank; and Class III, whose term expires at the Annual Meeting, consists of Edwin A. Huston and Jeffrey E. Keisling. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors are elected by a plurality vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                           ITS NOMINEES FOR DIRECTORS.

      INFORMATION AS TO THE NOMINEES AND CONTINUING DIRECTORS

      The following table sets forth certain information regarding the Board of Directors' nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.


                                                DIRECTOR                                                 TERM
NAME                                  AGE (1)   SINCE (2)      POSITION(S) HELD WITH THE COMPANY        EXPIRES
-----                                 ------    --------    ---------------------------------------     -------
NOMINEES
Edwin A. Huston (3)............         63         2001                                                   2005
Jeffrey E. Keisling (3)(4).....         45         1999                                                   2005

CONTINUING DIRECTORS
Robert J. Bahash (4)...........         57         1999                                                   2003
David N. Dungan................         48         2000     Chief Operating Officer                       2003
Allan R. Frank.................         47         1997     President                                     2003
Ted A. Fernandez...............         45         1997     Chairman and Chief Executive Officer          2004
Alan T.G. Wix (3)(4)...........         60         1999                                                   2004
----------------

(1) The ages shown are as of April 1, 2002.
(2) The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee.

      The principal occupations for the past five years or more of the two nominees for directors and the five directors whose terms of office will continue after the Annual Meeting are set forth below.

NOMINEES

      EDWIN A. HUSTON served as the Vice Chairman of Ryder System, Inc., an international logistics and transportation solutions company from July of 2000 until retiring effective June 30, 2001. Mr. Huston served as Senior Executive Vice President Finance and Chief Financial Officer of that company from January of 1987 until he became Vice Chairman. Mr. Huston has served as a director of Unisys Corp. since 1993. Mr. Huston has served as a director of Enterasys Network, Inc. since June 2001.

      JEFFREY E. KEISLING serves as Vice President of Information Services of Wyeth-Ayerst Pharmaceuticals, a position he has held since September 2000. From December of 1998 through September of 2000, Mr. Keisling served as Senior Vice President and Chief Information Officer of Advanta Corporation. Mr. Keisling served as the Vice President and Chief Information Officer of Rhone-Poulenc Rorer Pharmaceuticals from January of 1994 to October of 1998.

CONTINUING DIRECTORS

      ROBERT J. BAHASH is the Executive Vice President and Chief Financial Officer of The McGraw-Hill Companies ("McGraw-Hill") and has held that position since 1988. Mr. Bahash joined McGraw-Hill in 1974 and, prior to being elevated to his current position, served in several finance-related positions, including Senior Vice President, Corporate Financial Operations from 1985 to 1988.

      DAVID N. DUNGAN is a founder of the Company. He served as a Managing Director from the Company's inception until March of 2000 when he was named Chief Operating Officer. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG Peat Marwick LLP's ("KPMG's") Strategic Consulting Practice from May of 1994 to February of 1997. Mr. Dungan joined KPMG in 1986 and, until May of 1994, held various executive positions with that firm.

      TED A. FERNANDEZ is a founder of the Company. He has served as Chief Executive Officer and Chairman of its Board of Directors since inception. Mr. Fernandez served as the National Managing Partner of KPMG's Strategic Services Consulting from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG's Management Committee from May 1995 to January 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

      ALLAN R. FRANK is a founder of the Company. He served as Executive Vice President, Chief Technology Officer and director of the Company from the Company's inception to March 2000 when he was named President. Prior to founding the Company, from May 1994 to January 1997, Mr. Frank served as the Chief Technology Officer for KPMG and as the Partner-in-Charge of Enabling Technologies with KPMG's Strategic Services Consulting. Mr. Frank also served on KPMG's Board of Directors from September 1994 to January 1997. Prior to 1994, Mr. Frank held several executive and client service responsibilities with KPMG.

      ALAN T.G. WIX serves as the Chairman of the Board and Chief Executive Officer of the 9th Floor PLC, a position he has held since April 1999. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

OTHER EXECUTIVE OFFICER

      The principal occupation during the past five years or more of the Company's other executive officer is set forth below.

      JOHN F. BRENNAN, age 44, is the Company's Executive Vice President and Chief Financial Officer and has served in that capacity since October of 1999. Mr. Brennan served as Executive Vice President, Acquisitions and Strategic Planning and Secretary from August 1997 to January 1999 when he was named Chief Administrative Officer. Mr. Brennan was employed by Ryder System, Inc. ("Ryder") as Vice President and Treasurer from June 1996 through August 1997. Mr. Brennan held a variety of accounting and finance positions with Ryder from 1986 through 1996. Prior to joining Ryder, Mr. Brennan was employed with Arthur Andersen & Co.

CORPORATE GOVERNANCE AND OTHER MATTERS

      The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Company's Bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board is increased and there is no public announcement made by the Company at least 70 days prior to the first anniversary of the preceding annual meeting naming all of the nominees for director or specifying the size of the increased board, with respect to nominees for any new position created by the increase, the shareholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. For a discussion of the requirements for including information with respect to a shareholder's nominee in the Company's proxy statement, see "Shareholder Proposals for the Annual Meeting in 2003" on page 17 in this Proxy Statement.

      The shareholder's notice referred to in the preceding paragraph must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company's books, and of such beneficial owner, the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      The Board of Directors currently has two committees, the Compensation Committee and the Audit Committee. The Compensation Committee is responsible for determining compensation for the Company's executive officers and approving compensation and human resource programs for the Company. The current members of the Compensation Committee are Messrs. Bahash (Chairman), Keisling, and Wix. For further information on the Compensation Committee, please refer to the "Compensation Committee Report on Executive Compensation" on page 10 of this Proxy Statement.

      The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. These matters include the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of the Company's independent auditors and the Company's accounting practices. The Audit Committee is governed by a written charter approved by the Board of Directors. The current members of the Audit Committee are Messrs. Huston (Chairman), Keisling and Wix. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. For further information on the Audit Committee, please refer to the "Report of the Audit Committee" on page 14 in this Proxy Statement.

      During the fiscal year ended December 28, 2001, the Board of Directors held seven meetings, the Compensation Committee held six meetings and the Audit Committee held five meetings. During that same time period, no director attended fewer than 75% of the total number of all meetings of the Board of Directors and any committee on which he served.

DIRECTOR COMPENSATION

      Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board of Directors or any of its committees. Directors who are not officers or employees of the Company receive, upon initial election to the Board, an option to purchase 15,000 shares of

Common Stock. Options are exercisable at the fair market value of the Common Stock on the date of the grant. Each option has a term of ten years. The initial director option grants to Messrs. Bahash, Keisling, and Wix vest in five equal annual installments. The initial director option grant to Mr. Huston vests as to twenty-five percent (25%) of the shares subject to the option on the first anniversary of the grant and thereafter vests as to an additional 2.083% of the shares subject to the option after the completion of each full calendar month.

      Messrs. Bahash, Keisling, and Wix, participated in the Company's Stock Option Exchange Program during 2001. For more details of the Stock Option Exchange Program please refer to the "Compensation Committee Report on Executive Compensation" beginning on page 10 of this Proxy Statement. The Board reserves the right to make additional stock option grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Non-employee directors receive a fee of $3,000 for each regularly scheduled Board meeting attended in person and $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members receive $750 for each regularly scheduled committee meeting attended, whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      SUMMARY COMPENSATION TABLE

      The following table summarizes the compensation paid to or earned by the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers as measured by salary and bonus for the fiscal year ended December 28, 2001. Ulysses S. Knotts, III is included in the table due to the fact that he served as an executive officer during 2001. (See Footnote 1 below.) Messrs. Fernandez, Frank, Knotts, Dungan and Brennan are collectively referred to hereinafter as the "Named Executive Officers".


                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                   SECURITIES
                                                         ANNUAL       ANNUAL       UNDERLYING       ALL OTHER
NAMES AND PRINCIPAL POSITION(S)              YEAR        SALARY        BONUS         OPTIONS      COMPENSATION
------------------------------               -----      ---------    --------     ------------    ------------
Ted A. Fernandez.......................       2001      $500,000        --             --          $   --
   Chairman and Chief                         2000       500,000        --           50,000            --
   Executive Officer                          1999       500,000      $50,000        100,000           --

Allan R. Frank.........................       2001      $500,000        --             --          $   --
   President                                  2000       500,000        --           50,000            --
                                              1999       500,000      $50,000        50,000            --

Ulysses S. Knotts, III.................       2001      $192,308        --             --          $307,692(1)
   Chief Sales and                            2000       500,000        --           10,000            --
   Marketing Officer                          1999       500,000      $10,000         5,000            --

David N. Dungan........................       2001      $500,000        --             --          $   --
   Chief Operating Officer                    2000       500,000        --           50,000            --
                                              1999       500,000      $50,000        50,000            --

John F. Brennan........................       2001      $300,000      $  --          51,494(2)     $   --
   Executive Vice President and               2000       300,000       50,000        25,000            --
   Chief Financial Officer                    1999       280,000       40,000        30,000            --

----------------
(1) Mr. Knotts' resigned from the Board of Directors and his employment with the Company ended effective May 18, 2001. This amount represents separation compensation paid to Mr. Knotts pursuant to an agreement between Mr. Knotts and the Company.
(2) Of this amount, 6,494 stock options were granted in lieu of the issuance of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan due to the oversubscription of shares. These stock options were granted on February 5, 2001. These options had an exercise price of $3.08 and a one year term. These stock options vested on June 30, 2001. The last reported sale price of the Company's Common Stock on the date of grant was $6.50.

      OPTION GRANTS IN FISCAL YEAR 2001

      The following table sets forth information concerning all stock options granted to each of the Named Executive Officers during the fiscal year ended December 28, 2001. All such grants were made under the Company's 1998 Stock Option and Incentive Plan and are exercisable for shares of Common Stock. Potential realizable values are net of exercise price before taxes and are based on the assumption that the Company's Common Stock appreciates at the annual rate shown, from the date of grant until the expiration of the term of the option. These calculations are based on the requirements of the Securities and Exchange Commission ("SEC") and do not reflect our estimate of future stock price growth.

                                              INDIVIDUAL GRANTS
                        -----------------------------------------------------------       POTENTIAL REALIZABLE
                         NUMBER OF     PERCENT OF                                         VALUE AT ASSUMED
                        SECURITIES   TOTAL OPTIONS    EXERCISE   MARKET                ANNUAL RATES OF STOCK PRICE
                        UNDERLYING     GRANTED TO     OR BASE   PRICE ON              APPRECIATION FOR OPTION TERM
                         OPTIONS       EMPLOYEES       PRICE    DATE OF   EXPIRATION --------------------------------
NAME                     GRANTED    IN FISCAL YEAR   PER SHARE   GRANT       DATE       0%          5%         10%
-----                   ----------  ---------------  ---------  --------  ---------- ---------   ---------  ---------
Ted A. Fernandez......      --             --           --         --          --       --           --         --
Allan R. Frank........      --             --           --         --          --       --           --         --
David N. Dungan.......      --             --           --         --          --       --           --         --
John F. Brennan.......  6,494(1)         .002         $3.08      $6.50      2/5/02  $22,209(3)    $ 24,320   $ 26,431
                       45,000(2)         .012          6.00       6.00      2/7/11        0        169,802    430,310
----------------

(1) These options were granted to Mr. Brennan in lieu of the issuance of shares of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan due to the oversubscription of shares. These options vested on June 30, 2001 and had a one year term. The last reported sale price of the Company Common Stock on the date of grant was $6.50.
(2) These options granted to Mr. Brennan will vest and become exercisable as to 25% of the grant on the first anniversary of the grant date and as to 2.08% of the grant upon the completion of each month thereafter.
(3) This value is based on the last reported sale price of the Company Common Stock on the date of the grant which was $6.50.

      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 28, 2001, the number of securities underlying unexercised options at 2001 year-end and the year-end value of all unexercised in-the-money options held by such individuals. The values of unexercised in-the-money options shown below have been calculated on the basis of $6.58 per share, the last reported sales price for our Common Stock on the Nasdaq National Market on December 28, 2001, less the applicable exercise price per share, multiplied by the number of shares underlying those options.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                  SHARES                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ACQUIRED                 AT DECEMBER 28, 2001(1)       AT DECEMBER 28, 2001(1)
                                    ON        VALUE    ----------------------------   ---------------------------
NAME                            EXERCISE   REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----                           --------   --------    ----------     --------------  ----------    -------------
Ted A. Fernandez............       --          --          --               --             --             --
Allan R. Frank..............       --          --          --               --             --             --
Ulysses S. Knotts, III......       --          --          --               --             --             --
David N. Dungan.............       --          --          --               --             --             --
John F. Brennan.............       --          --         6,494           45,000         $22,729        $26,100
----------------

(1) Messrs. Fernandez, Frank, Dungan and Brennan all elected to participate in the Company's Stock Option Exchange Program during 2001. Messrs. Fernandez, Dungan and Frank surrendered all of their outstanding stock options on August 8, 2001. These stock options were cancelled on August 8, 2001. As such, the table above reflects zero balances for these persons. For details of the Stock Option Exchange Program and the stock options issued to the Named Executive Officers in connection therewith, see the "Compensation Committee Report on Executive Compensation" beginning on page 10 of this Proxy Statement.

      EMPLOYMENT AGREEMENTS

      Each of Messrs. Fernandez, Frank, and Ulysses S. Knotts, III, entered into an employment agreement with the Company effective as of June 2, 1998. Mr. Dungan entered into an employment agreement with the Company effective January 1, 1999. Messrs. Dungan, Fernandez, Frank, and Knotts are hereinafter referred to collectively as the "Senior Executives". Each of their employment agreements with the Company is referred to as a "Senior Executive Agreement". Each of the Senior Executive Agreements is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and provides for an annual salary of $500,000 for the applicable Senior Executive, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event a Senior Executive is terminated by the Company without "cause" (as defined), or the Senior Executive terminates his employment with "good reason" (as defined), other than in the case of a "change in control" (as discussed below), that Senior Executive will be entitled to severance payments equaling that Senior Executive's annual salary and benefits for a one-year period from the date of termination. The Company will have the option to extend such severance payments for an additional one-year period. In the event the terminated Senior Executive finds new employment, the Company will be able to cease making or reduce the severance payments and benefits. If a Senior Executive's employment is terminated by the Company without cause or by the Senior Executive with good reason, in either case in anticipation of, in connection with or within one year after a "change in control" (as defined) his salary will be continued for two years (without offset for earnings from other employment), his benefits will be continued for two years (subject to cessation if the Senior Executive is entitled to similar benefits from a new employer) and stock options and shares of restricted stock then held by him will become fully vested. Under the terms of the Senior Executive Agreements, each of the Senior Executives agrees to preserve the confidentiality and the proprietary nature of all information relating to the Company and its business. Each Senior Executive Agreement contains certain non-competition and non-solicitation provisions.

      Mr. Knotts' employment with the Company ended, and he resigned his Board seat effective as of May 18, 2001. Mr. Knotts and the Company entered into a letter agreement effective May 18, 2001 (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Knotts received $307,692 in separation pay benefits covering the period of May 18, 2001 to December 28, 2001. During that same period, he was provided similar employee health and medical benefits to those he was receiving when his employment ended.

      John F. Brennan entered into an employment agreement with the Company effective as of March 23, 1999. Mr. Brennan's employment agreement has a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provides for an annual salary of $250,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. Mr. Brennan's salary was increased to $300,000, effective July 1, 1999. At the Compensation Committee meeting held on February 15, 2002, Mr. Brennan's salary was increased to $375,000, effective January 1, 2002. In the event Mr. Brennan is terminated by the Company without "cause" (as defined) or Mr. Brennan terminates his employment with "good reason" (as defined), Mr. Brennan will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination, which may be extended at the option of the Company for an additional six-month period. In the event Mr. Brennan finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company's employment agreement with Mr. Brennan contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Brennan's employment is terminated by the Company without cause or by Mr. Brennan with good reason, in either case in anticipation of, in connection with or within one year after a "change of control" (as defined), his salary will be continued for one year (without offset for earnings from other employment), his benefits will be continued for one year (subject to cessation if Mr. Brennan is entitled to similar benefits from a new employer) and stock options then held by him will become fully vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee of the Board of Directors at December 28, 2001 were Messrs. Bahash (Chairman), Keisling, and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. No current or former member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee. Mr. Edmund R. Miller was a member of the Compensation Committee until resigning from the Board of Directors on March 28, 2001.

      In September 1998, Miller Capital Management ("Miller Capital"), an entity wholly owned by Mr. Miller and certain affiliates of Mr. Miller, formed eSavio, Inc. f/k/a Netera, Inc. ("eSavio"), a company engaged in the systems/network integration business in the U.S. market. As of December 28, 2001, Interprise Technology Partners, L.P. ("Interprise"), of which Mr. Miller is a general partner, and affiliates of Mr. Miller collectively owned approximately 75% of eSavio's outstanding common stock. Pursuant to the SEC's beneficial ownership rules, Mr. Miller is deemed to be the beneficial owner of these shares. As of December 28, 2001, GTCR V, a subsidiary of GTCR LLC, of which Mr. William Kessinger and Mr. Bruce Rauner were principals during 2001, and its affiliates collectively owned 3.5% of eSavio's outstanding common stock. Messrs. Kessinger and Rauner were directors of the Company during 2001. Mr. Kessinger resigned from the Board on May 16, 2001. Mr. Rauner's term of office expired on May 9, 2001. Pursuant to the SEC's beneficial ownership rules, Messrs. Kessinger and Rauner are deemed to be beneficial owners of these shares. In connection with the formation of eSavio, one of the Company's employees joined eSavio as chief executive officer in exchange for which the Company received a 5% fully diluted interest in eSavio which as of December 28, 2001 equaled a 4.64% interest. Additionally, the Company is a party to an Alliance Agreement, pursuant to which the Company has received from eSavio and has provided to eSavio referrals and leads on consulting and other projects in markets eSavio serves.

      For the fiscal year ended December 28, 2001, payments to eSavio for network integration and related services totaled approximately $1,487,641. The Company believes that the terms on which such goods and services were acquired are comparable to those that would be obtained from a third-party vendor in arm's length transactions. During 2000, the Company sold a license to its proprietary knowledge management system and provided other implementation services to eSavio. The total fees paid by eSavio to the Company during 2001 were $1,157,804. At December 28, 2001, the Company's account receivable from eSavio totaled $761,269. As of December 28, 2001, the Company's account payable to eSavio was $443,374.

      The Company provided consulting services pursuant to several statements of work executed during 1999 and 2000 to World Commerce Online ("WCOL"), formerly a publicly traded company in the business of providing technology products to the global perishable products industries. During Mr. Miller's term in office during 2001, Interprise owned more than 10% of WCOL's outstanding common stock. Pursuant to the SEC's beneficial ownership rules, Mr. Miller is deemed to be the beneficial owner of those shares. During 1999, WCOL paid $1,746,000 and during 2000 WCOL paid $5,934,000 to the Company in consideration for the Company's services. At December 29, 2000, the Company's accounts receivable from WCOL totaled $4,737,000. This entire amount was written off the Company's books during 2001 after WCOL filed for bankruptcy protection and its assets were liquidated.

      The Company provided consulting services pursuant to several statements of work executed during 2000 to Parts Locators International, Inc. ("International Parts"), formerly a privately held company in the business of providing automotive parts locating services. During Mr. Miller's term in office during 2001, Interprise owned more than 10% of International Parts' outstanding common stock. Pursuant to the SEC's beneficial ownership rules, Mr. Miller is deemed to be the beneficial owner of those shares. During 2000, International Parts paid the Company $847,000 and delivered a promissory note in the amount of $500,000 and 750,000 shares of its Series C convertible preferred stock to the Company in consideration for the Company's services. During 2001, International Parts filed for bankruptcy protection. The account receivable on the Company's books associated with the promissory note has been written off, and the convertible stock is recorded at a zero value.

      The Company provided consulting services pursuant to several statements of work executed during 2000 to VisualPlex, Inc. ("VisualPlex"), formerly a privately held company in the business of providing an electronic business to business exchange for the vision care industry. During Mr. Miller's term in office during 2001, Interprise owned more than 10% of VisualPlex's outstanding common stock. Pursuant to the SEC's beneficial ownership rules, Mr. Miller is deemed to be the beneficial owner of those shares. During 2000, VisualPlex paid the Company $1,948,000 in consideration for the Company's services. At December 29, 2000, the Company's account receivable from VisualPlex totaled $787,000. This receivable was written off during 2001 after VisualPlex was dissolved.

      Miller Capital subleases a portion of the Company's Miami, Florida headquarters. During 2000 and 2001, Miller Capital paid the Company $81,768 and $107,826, respectively, in rent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 28, 2001. This report, as well as the Shareholder Return Performance Presentation on page 13 are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

      The Compensation Committee of the Board of Directors consists of Messrs. Bahash (Chairman), Keisling and Wix. The Compensation Committee is responsible for approving all of the policies under which compensation is paid or awarded to the Company's executive officers and evaluates and recommends compensation and human resource programs for the Company. The Compensation Committee endeavors to meet no less than four times per year to ensure there is independent review and approval of strategic management decisions affecting compensation. This includes salary, bonus, options, benefits, and human resource policies that enable the Company to continue to attract, retain, and motivate the highest level of talent possible. The Compensation Committee also considers, amends or approves the Company's bonus plan and related performance metrics recommended by the Company's Chief Executive Officer.

      The Compensation Committee has adopted a performance-based compensation program that considers both short-term and long-term business objectives. By contemplating both the long and short-term business objectives, management can focus on the growth and profitability of the Company. The long-term focus enables management to increase the strength of the Company by providing more customer value through the building of comprehensive service offerings and attracting and developing the right employee base that will position the Company for future opportunities. The short-term focus maintains the Company's competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes profitability, which leads to increased shareowner value. The current compensation program applies to all employees of the Company, including its executive officers. The Compensation Committee believes that all employees of the Company should have the same opportunity to participate in performance-based compensation.

      The current compensation program consists of the following elements: base salary, performance-based cash bonus awards, performance-based stock option awards, and benefits. The compensation plan is a market driven plan. Market conditions and individual performance establish base salaries. Management and the Compensation Committee believe in giving the Company's associates long-term performance incentives. Accordingly, all employees receive a stock option grant upon hire by the Company that varies based on employee level. In addition, stock options are granted on an annual basis to those employees who made a substantial contribution towards achieving the Company's overall organizational goals during the past year. The Compensation Committee believes that the superior performance of these individuals will significantly contribute to the Company's future success. Options granted prior to October 1, 1999 generally vest at the rate of 50% on the second anniversary of grant and 25% on the third and fourth anniversaries. Options granted on or after October 1, 1999, but prior to May 1, 2000, generally vest at the rate of 25% on the first, second, third and fourth anniversaries of grant. Options granted on or after May 1, 2000 generally vest at the rate of 25% on the first anniversary thereof and then in monthly pro rata increments thereafter. This program is an important element that encourages all employees to focus on activities that improve shareholder value and enhances employee retention.

      The Company awards cash bonuses through two separate programs. The project bonus program awards are based on several criteria including the achievement of established project-based financial targets and customer satisfaction. The project bonus was implemented in the first quarter of 2001. Annual performance bonus program awards are based on the achievement of revenue and profitability targets. Employees participate in the bonus pool based on individual performance.

      POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

      On an annual basis, the Compensation Committee approves the compensation package for executive officers which includes base salary, performance-based cash bonus awards and performance-based stock option awards. Base salaries are targeted at competitive market levels based on each executive's experience and role in the organization. The Compensation Committee approved the compensation packages for the Company's executive officers for the fiscal year 2001 at its meeting held on February 16, 2001.

      CHIEF EXECUTIVE OFFICER COMPENSATION

      Mr. Fernandez's compensation, like that of the other executive officers of the Company, is determined in accordance with the policies set forth above. Now in his fifth year as Chairman of the Board and Chief Executive Officer, titles that he has held since the Company's inception, Mr. Fernandez continues to demonstrate highly effective leadership and vision in a marketplace that is continuously evolving. Mr. Fernandez' salary for 2001 of $500,000 was unchanged from his 2000 salary.

      STOCK OPTION EXCHANGE PROGRAM

      As the Company entered the year 2001, many of its associates held outstanding stock options with strike prices that were significantly higher than the then current market price of the Company's Common Stock. Management and the Compensation Committee believed that these "underwater stock options" were not providing the Company's associates with appropriate long-term incentives. To remedy this, the Company created, and the Compensation Committee and the Board of Directors approved, a stock option exchange program ("Exchange Program") designed to give the Company's associates a choice to receive options that, over time, may have a greater potential to increase in value as compared to existing stock options.

      Pursuant to the terms of the Exchange Program, during the period beginning on June 27, 2001 and ending on August 8, 2001, the Company offered its employees and members of the Board of Directors the opportunity to exchange (i) all outstanding nonqualified options under the Answerthink, Inc. 1998 Stock Option and Incentive Plan (the "Answerthink Option Plan") or the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan or the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan and (ii) all outstanding incentive stock options that have an exercise price of $10.00 per share or more under the aforementioned Plans for new options to be granted under the Answerthink Option Plan.

      The offer was made upon the terms and subject to the conditions set forth in an offer to exchange and in the related letter of transmittal mailed to each employee and each non-employee member of Answerthink's Board of Directors. Complete details of the Exchange Program are contained in the Schedule TO filed by Answerthink with the Securities and Exchange Commission on June 27, 2001, and amended on August 16, 2001. In accordance with the Exchange Program, the number of new options granted to employees and non-employee members of our Board of Directors that participated in the offer equaled 66 2/3% of the number of shares surrendered by such employee or non-employee member of our Board of Directors and accepted for exchange. This means that for every three options that were tendered and were accepted for exchange, two new options were issued. The original vesting schedule of the surrendered options was retained for the new options issued.

      The new options were granted on February 9, 2002, six months and one day following the date that the options accepted for exchange were cancelled. The exercise price for the new options was $6.03, which was the last reported sale price of the Company Common Stock on the last business day preceding the grant date. In connection with the program, 4,400,893 options were surrendered for cancellation and 2,479,694 options were granted. Some persons that chose to participate in the Exchange Program but whose employment with the Company terminated prior to February 9, 2002, did not receive a grant in connection with the Exchange Program.

      The Named Executive Officers surrendered a total of 410,000 options subject to the terms of the Exchange Program with option exercise prices ranging between $21.50 and $32.56. Non-employee Directors surrendered a total of 90,000 options with option exercise prices ranging between $18.75 and $29.00.

     OPTION REPRICING - STOCK OPTION EXCHANGE PROGRAM, FEBRUARY 9, 2002

     The following table sets forth information with respect to the Named Executive Officers concerning the replacement of options on February 9, 2002 pursuant to the Exchange Program.


                                                                                                         LENGTH OF
                                                                                                         ORIGINAL
                                                                                                        OPTION TERM
                                                NUMBER OF    MARKET PRICE                                REMAINING
                                                SECURITIES   OF STOCK AT     EXERCISE PRICE              AT DATE OF
                                                UNDERLYING   THE TIME OF     AT TIME OF         NEW     REPRICING OR
                                                OPTIONS      REPRICING OR    REPRICING OR     EXERCISE   AMENDMENT
NAME                             DATE           REPRICED(1)  AMENDMENT(2)    AMENDMENT(3)     PRICE(4)  (MONTHS)(5)
-----                       ------------------  -----------  ------------    --------------   -------   ------------
Ted A. Fernandez..........   February 9, 2002    100,005(6)     $6.03        $28.00-32.56      $6.03       86-96
  Chief Executive Officer
Allan R. Frank............   February 9, 2002     66,670(7)      6.03         28.00-32.56       6.03       86-96
  President
David N. Dungan...........   February 9, 2002     66,670(7)      6.03         28.00-32.56       6.03       86-96
  Chief Operating Officer
John F. Brennan...........   February 9, 2002     40,000(8)      6.03         21.50-32.56       6.03       77-96
  Executive Vice President
  and Chief Financial
  Officer
----------------

(1) Pursuant to the terms of the Exchange Program, for every three options that were surrendered and cancelled, two new options were issued six months and one day from the date of cancellation.
(2) Represents the last reported sale price of the Company Common Stock on the last business day preceding the grant date.
(3)   Represents the exercise price of options surrendered and cancelled.
(4) Represents the exercise price of reissued options which was equal to the last reported sale price of the Company Common Stock on the last business day preceding the grant date.
(5) All stock options surrendered had ten year terms. These figures represent the number of months remaining in the term of the option surrendered measured as of the date on which the new options were issued. The new options retained the same vesting schedule and term as the options that were surrendered.
(6)   Of this amount, 66,667 options were vested on the grant date.
(7)   Of this amount, 41,667 options were vested on the grant date.
(8)   Of this amount, 20,834 options were vested on the grant date.

      COMPENSATION DEDUCTIBILITY POLICY

      Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to the Company's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding 162(m) and to date has concluded that it is not appropriate to do so. All compensation paid in 2001 and gains from stock options granted in 2001 are expected to be deductible. Given the current compensation philosophy, no executive is expected to earn non-deductible compensation in the near term.

                                         Respectfully submitted,

                                         COMPENSATION COMMITTEE

                                         Robert J. Bahash, Chairman
                                         Jeffrey E. Keisling
                                         Alan T.G. Wix

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Company, the NASDAQ Stock Market Index and the JP Morgan Hambrecht & Quist Information Services Sector - Business and Information Technology Services Index. Although the SEC requires the Company to present such a graph for a five-year period, the Common Stock has been publicly traded only since May 28, 1998 and, as a result, the following graph commences as of such date.

                 COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
          Among Answerthink, Inc., The Nasdaq Stock Market (U.S.) Index
       And the JPMorgan H & Q Information Services Sector-Business & I.T.
                                 Services Index






                             [ PERFORMANCE GRAPH ]







                            ------------ ---------- -------- --------- ---------
                               5/28/98      12/98     12/99    12/00     12/01
--------------------------- ------------ ---------- -------- --------- ---------
Answerthink, Inc                100.00      168.62    214.90    22.74     40.97
--------------------------- ------------ ---------- -------- --------- ---------
Nasdaq Stock Market (U.S)       100.00      124.26    230.92   138.89    110.21
--------------------------- ------------ ---------- -------- --------- ---------
JP Morgan H & Q                 100.00      131.91    183.42   138.09    154.79
Information Services
Sector-Business & I.T.
Serivices
--------------------------- ------------ ---------- -------- --------- ---------
                            *$100 Invested on 5/28/98 in stock or index-including reinvestment of dividends.
                            Fiscal year ending December 31.

      REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee of the Board of Directors at December 28, 2001 were Messrs. Huston (Chairman), Keisling and Wix. The Audit Committee is composed of "independent" directors as defined in standards promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements to be included in the Company's Annual Report on Form 10-K with management and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with its independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement of Auditing Standards 61 "Communications with Audit Committees." In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the written disclosures delivered to the Committee by the independent auditors as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

      The Committee discussed with its Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

      FEES PAID TO INDEPENDENT ACCOUNTANTS

      The Securities and Exchange Commission's Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

      AUDIT FEES

      Aggregate fees billed for PricewaterhouseCoopers LLP's audit of the Company's annual financial statements for the year ended December 28, 2001 and for its reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 28, 2001 totaled $177,465. Of this amount, $65,215 had been billed as of December 28, 2001. The balance of the fees was billed prior to the date of this Proxy Statement.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      No fees were incurred or billed for any financial information systems design and implementation services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 28, 2001.

      ALL OTHER FEES

      Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 28, 2001 totaled $211,567. These fees were primarily for tax services, employee benefit audits and other services related to employee benefit plans.

                                        Respectfully submitted,

                                        AUDIT COMMITTEE

                                        Edwin A. Huston, Chairman
                                        Jeffrey E. Keisling
                                        Alan T.G. Wix

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal shareholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties.

      For a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and shareholders of the Company and its associated entities, see "Compensation Committee Interlocks and Insider Participation" on page 8 of this Proxy Statement.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

      The independent public accounting firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") has acted as the Company's independent auditors for the fiscal year ended December 28, 2001 and has been selected by the Board of Directors to act as such for the examination of the Company's financial statements for the fiscal year ending January 3, 2003, subject to ratification by the shareholders. Representatives of PricewaterhouseCoopers are expected to be present at the shareholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers to audit the books and accounts of the Company for the fiscal year ending January 3, 2003. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers.

      In the event the appointment of PricewaterhouseCoopers as independent public auditors for the fiscal year ending January 3, 2003 is not approved by the shareholders, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending January 3, 2003 will be permitted to stand unless the Board finds other good reason for making a change.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2002: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) by each of the Named Executive Officers; (iii) by each director and nominee of the Company; and (iv) by all of the Company's directors and executive officers as a group.


                                                                 AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)       PERCENT OF CLASS(1)
-----------------------                                          ---------------------         ----------------
Ted A. Fernandez(2)(3)...................................                 66,667                           *%
Allan R. Frank(2)(4).....................................              1,378,333                        2.94
Ulysses S. Knotts, III(2)(5).............................              1,035,000                        2.21
David N. Dungan(2)(6)....................................              1,250,733                        2.67
John F. Brennan(2)(7)....................................                182,418                           *
Alan T.G. Wix(8)(10).....................................                 12,835                           *
Jeffrey E. Keisling(8)(11)...............................                 12,035                           *
Robert J. Bahash(8)(12)..................................                 39,235                           *
Edwin A. Huston(2)(9)....................................                  7,062                           *
Lazard Freres & Co., LLC(13).............................              4,257,400                        9.09
All directors and current executive officers
as a group (8 persons)...................................              2,949,318                        6.30

----------------

*     Represents less than 1%.
(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or exercisable within 60 days after March 15, 2002, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) The address for each of Messrs. Brennan, Dungan, Fernandez, Frank, Huston, and Knotts is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3) Includes 66,667 vested options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Incentive Plan. Does not include 1,366,670 shares held through the Aurelio E. Fernandez Trustee of the Ted
      A. Fernandez Flint Trust. Does not include 100,000 shares, 50,000 shares each of which are held by the Ted A. Fernandez, Jr. Irrevocable Trust
      (1998) and the Christina Marie Fernandez Irrevocable Trust (1998).
(4) Includes 41,667 vested options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Incentive Plan.
(5)   Includes 50,000 shares held through the Ulysses S. Knotts Irrevocable
      Trust.
(6) Includes 191,150 shares held through the DJD Family Limited Partnership, 5,200 shares held for Mr. Dungan's minor children in Uniform Gift to Minor accounts, and 41,667 vested options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Incentive Plan.
(7) Includes 39,895 vested options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Incentive Plan.
(8) Includes 11,835 vested options to purchase Common Stock granted pursuant to the Company's outside director compensation program.
(9) Includes 4,062 vested options to purchase Common Stock granted pursuant to the Company's outside director compensation program.
(10) The address of Mr. Wix is 99 Merewood Road, Barnehurst, Kent, England DA7 6PH.
(11) The address of Mr. Keisling is 150 N. Radnor-Chester Road, St. Davids, Pennsylvania 19087.

(12) The address of Mr. Bahash is 1221 Avenue of the Americas, 49th Floor, New York, New York 10020.
(13) The information reported is based on a Schedule 13G dated February 15, 2002, filed with the Securities and Exchange Commission by Lazard Freres & Co., LLC ("Lazard Freres"). The Schedule 13G indicates that Lazard Freres is a registered broker-dealer and investment advisor, in which capacity it has sole voting power over 3,593,400 shares and sole dispositive power over 4,257,400 shares. The address for Lazard Freres is 30 Rockefeller Plaza, New York, New York 10020.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company undertakes to file all Section 16(a) reports on behalf of those persons required to file such reports. The Company believes that during 2001 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

              SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2003

      Any proposal or proposals by a shareholder intended to be included in the Company's proxy statement and form of proxy relating to the 2003 annual meeting of shareholders must be received by the Company no later than December 9, 2002 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 annual meeting of shareholders any shareholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

      Pursuant to the Company's bylaws, all other shareholder proposals to be presented at the 2003 annual meeting of shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 7, 2003 and not later than March 9, 2003 provided, however, that in the event that the date of the 2003 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2002 annual meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder's notice with respect to such proposal must comply with the requirements set forth in the Company's Bylaws.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

      UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 28, 2001. FOR A COPY OF THE COMPANY'S 10-K, PLEASE CONTACT JOSIE ESTEVEZ LUGO AT 1001 BRICKELL BAY DRIVE, SUITE 3000, MIAMI, FL 33131, TELEPHONE 305 375-8005, FACSIMILE 305 379-8810.

                         OTHER BUSINESS TO BE TRANSACTED

      As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                         By Order of the Board of Directors



                                         /s/ Frank A. Zomerfeld
                                         ----------------------------
                                         Frank A. Zomerfeld
                                         SECRETARY

                                   APPENDIX A
                                  -------------

                                ANSWERTHINK, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

      The Audit Committee shall assist the Board of Directors in its oversight of (1) the integrity of the Company's financial statements and its financial reporting and disclosure practices, (2) the soundness of the Company's systems of internal controls regarding finance and accounting compliance, (3) the independence and performance of the Company's independent auditors, and (4) the soundness of the Company's ethical compliance programs.

I.    CONTINUOUS ACTIVITIES - GENERAL

 1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

 2. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

 3. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor by requesting and reviewing a written disclosure letter from the Company's independent auditors relating to their independence as required by Independent Standards Board ("ISB") Standard No. 1, and discuss with the auditors the auditors' independence.

 4. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

 5.  Consider and review with the independent auditor and management:

     o The adequacy of the Company's internal controls including computerized information system controls and security.

     o Related findings and recommendations of the independent auditor together with management's responses.

 6.  Consider and review with management and the independent auditor:

     o Significant findings during the year, including the status of previous audit recommendations.

     o Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

 7. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

 8. Report periodically to the Board of Directors on significant results of the foregoing activities.

 9. Instruct the independent auditor that ultimately it is accountable to the Board of Directors and the Audit Committee, and that as the shareholders' representatives, the Board and Audit Committee possess the ultimate authority to select, evaluate and, where appropriate, replace the outside auditor. Advise the independent auditor that it may communicate directly with the members of the Audit Committee outside of regularly scheduled committee meetings, as it deems appropriate.

 10. Ensure compliance with all then current and applicable Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") rules as to Audit Committee membership and composition including, but not limited to the requirements that the Committee be comprised of solely independent directors in accordance with the guidance issued by the NASD, each of whom are able to read and understand fundamental financial statements, with at least one member having previous employment experience in finance or accounting.

II.   INTERNAL REPORTING POLICIES

1. Advise management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide that management and the independent auditor discuss with the Audit Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Inquire as to the auditor's independent qualitative judgements about the quality and appropriateness, not just the acceptability, of the accounting principles as applied in its financial reporting and the clarity of the financial disclosure practices used or proposed to be adopted by the Company. For all critical underlying accounting principles, review with the independent auditor alternative accounting treatment permitted under Generally Accepted Accounting Principles.

4. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5. Inquire of management and the independent auditor about the Company's material financial risks and its liquidity and how issues associated with risk and liquidity are identified and managed.

6. Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

7. Review transactions in which officers, directors and other related parties have an interest or which involve parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties.

8. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

III.  EXTERNAL REPORTING POLICIES

Include in proxy statements prepared for votes of shareholders an Audit Committee report. This report shall state:

1. Whether the Audit Committee has reviewed and discussed the issuer's audited financial statements with management.

2. Whether the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards
    (SAS) 61 "Communications with Audit Committees".

3. Whether the Audit Committee has received the written disclosures and letter from the issuer's independent auditors relating to their independence as required by Independent Standards Board ("ISB") Standard No. 1, has considered whether the non-audit services provided by the outside auditor may affect its independence and has discussed with the auditors the auditors' independence.

4. Whether the Audit Committee has recommended to the Board of Directors, based on the reviews and discussions referred to in the three items above, that the audited financial statements be included in the Company's annual report on Form 10-K.

5. Whether the Audit Committee members are "independent" under the new standards established by the NASD. The proxy statement shall also disclose, for any non-independent director, the nature of the relationship that makes the director not independent and the reasons for the Board's decision to appoint such director to the Audit Committee.

6. Whether the Board of Directors has adopted a written charter for the Audit Committee and, if so, include a copy of the charter as an appendix to the proxy statement at least once every three years and whenever the charter is amended.

7. A description of the Committee's composition and responsibilities, and how they were discharged.

IV.   SCHEDULED ACTIVITIES

1. Annually, review the selection of the independent auditor for approval by the Board of Directors, approve compensation of the independent auditor, and review and approve the discharge of the independent auditor.

2. Annually, consider, in consultation with the independent auditor the audit scope and plan of the independent auditor.

3. Annually, review with management and the independent auditor, the results of annual audits and related comments in consultation with other committees as deemed appropriate including:

    O The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

    o Any significant changes required in the independent auditor's audit plans.

    o Any difficulties or disputes with management encountered during the course of the audit.

    o Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4.  Quarterly, review with the Company's independent auditors and management
    (i) the Company's proposed quarterly earnings announcement, and (ii) all significant transactions that occurred during the period covered by the announcement prior to the release of such announcement.

5. Quarterly, review with the Company's independent auditors and management the quarterly financial data included in the Company's quarterly report on Form 10-Q prior to filing, following the procedures set forth in Statement on Auditing Standards ("SAS") 71.

6. Quarterly, assure that the auditor's reasoning, as expressed in written reports to the Committee or verbally during Committee meetings, is described in accepting or questioning significant estimates by management.

7.  Annually, review and, if appropriate, update the Committee's Charter.

V.    "WHEN NECESSARY" ACTIVITIES

1. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Committee to recommend to the Board of Directors the appointment of the auditor.

2. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

3. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                                     PROXY

                                  DETACH HERE

                               ANSWERTHINK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Ted A. Fernandez and John F. Brennan, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.001 per share, of Answerthink, Inc., a Florida corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 8, 2002, or any postponement or adjournment thereof, as follows on the reverse side.



/ SEE REVERSE /    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    / SEE REVERSE /
     SIDE                                                             SIDE


ANSWERTHINK, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI  02940


     / VOTE BY TELEPHONE /                                   / VOTE BY INTERNET /
     It's fast, convenient, and immediate!                   It's fast, convenient, and your vote is immediately
     Call Toll-Free on a Touch-Tone Phone                    confirmed and posted.
     1-877-PRX-VOTE (1-877-779-8683).
    --------------------------------------------------       ----------------------------------------------------
    FOLLOW THESE FOUR EASY STEPS:                            FOLLOW THESE FOUR EASY STEPS:

     1. READ THE ACCOMPANYING PROXY STATEMENT                 1. READ THE ACCOMPANYING PROXY STATEMENT AND
        PROXY CARD.                                              PROXY CARD.

     2. CALL THE TOLL-FREE NUMBER                             2. GO TO THE WEBSITE
        1-877-PRX-VOTE (1-877-779-8683).                         HTTP://WWW.EPROXYVOTE.COM/GBP

     3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON            3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON
        YOUR PROXY CARD ABOVE YOUR NAME.                         YOUR PROXY CARD ABOVE YOUR NAME.

     4. FOLLOW THE RECORDED INSTRUCTIONS.                     4. FOLLOW THE INSTRUCTIONS PROVIDED.
     -------------------------------------------------       ----------------------------------------------------
     YOUR VOTE IS IMPORTANT!                                 YOUR VOTE IS IMPORTANT!
     Call 1-877-PRX-VOTE anytime!                            Go to HTTP://WWW.EPROXYVOTE.COM/GBP anytime!          .
     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
     INTERNET



                                   DETACH HERE


     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE.






1. Election of Directors
   Nominees: (01) Edwin A. Huston and (02) Jeffrey E. Keisling


              FOR                      WITHHELD
              ALL      / /       / /   FROM ALL
            NOMINEES                   NOMINEES


                                                     MARK HERE
                                                     FOR ADDRESS
                                                     CHANGE AND
      / /                                        / / NOTE BELOW
        --------------------------------------
        For all nominees except as noted above


                                                    FOR   AGAINST   ABSTAIN
2. Proposal to ratify PricewaterhouseCoopers        / /     / /       / /
   LLP as the Company's independent public
   accountants for the 2002 fiscal year.


3. In accordance with their discretion upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.


When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ALL NOMINEES AND ALL OF THE PROPOSALS SET FORTH HEREIN.

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature:                    Date:      Signature:                   Date:
          -------------------      -----           ------------------      -----